UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2009

Calypte Biomedical Corporation
     (Exact name of Company as specified in its charter)

Delaware	000-20985	06-1226727
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

16290 S.W. Upper Boones Ferry Road, Portland, Oregon 97224

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (503) 726-2227

N/A

         (Former name or former address, if changed since last report)

☐           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 5.02                                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 10, 2009, Julius R. Krevans, M.D., Paul E. Freiman and John J. DiPietro resigned from the Board of Directors of Calypte Biomedical Corporation (the “Company”) effective immediately.  Dr. Krevans also resigned from the Audit Committee, the Compensation Committee, for which he was Chairman, and the Nominating Committee.  Mr. Freiman also resigned from the Audit Committee, the Compensation Committee and the Nominating Committee.  Mr. Freiman was Chairman of both the Audit Committee and the Nominating Committee.  Mr. DiPietro also resigned from the Audit Committee.  Dr. Krevans and Messrs. Freiman and DiPietro confirmed to the Board of Directors that their resignations were not the result of any disagreement on any matter relating to the Company’s operations, policies or practices.  The Company entered into a Resignation and Mutual Release with each of Dr. Krevans and Messrs. Freiman and DiPietro, pursuant to which the parties release each other from liability to the maximum extent allowed by law and the Company agrees to maintain certain levels of directors and officers liability insurance for a certain period of time.  A copy of the form of the Resignation and Mutual Release is filed with this report as Exhibit 10.193.

ITEM 9.01                                 Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

10.193	Form of Resignation and Mutual Release, dated September 10, 2009, between the Company and each of Dr. Krevans and Messrs. Freiman and DiPietro.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 16, 2009

Calypte Biomedical Corporation

By:	/s/ Adel Karas
Adel Karas
President and Chief Executive Officer